CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Community Bancorp on Form S-1 filed pursuant to Rule 462 (b) of Regulation C of the Securities Act of 1933, of our report, dated February 19, 2004, except for Note 18 as to which the date is September 27, 2004, included in the Community Bancorp Registration Statement on Form S-1, Amendment No. 2 (No. 333-119395).

We also consent to the reference to our Firm under the caption “Experts” in such Registration Statement.

McGLADREY & PULLEN, LLP

Las Vegas, Nevada
December 8, 2004

McGladrey & Pullen, LLP is an independent member firm of
RSM International, an affiliation of independent accounting
and consulting firms.